UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 29, 2012

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CC MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53354	26-0241222
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On February 29, 2012, Clear Channel Outdoor Holdings, Inc. (“CCOH”), an indirect subsidiary of CC Media Holdings, Inc. (“CCMH”), issued a press release announcing the pricing of the $275 million aggregate principal amount of 7.625% Series A Senior Subordinated Notes due 2020 and the $1,925 million aggregate principal amount of 7.625% Series B Senior Subordinated Notes due 2020 (collectively, the “Notes”) offered by its indirect wholly-owned subsidiary, Clear Channel Worldwide Holdings, Inc. (“Clear Channel Worldwide”).

CCOH also announced that its board of directors declared a special cash dividend of $2,167 million (or approximately $6.08 per share, based on shares outstanding at the close of business on February 28, 2012), which will be paid on March 15, 2012 to Class A and Class B stockholders of record at the close of business on March 12, 2012, subject only to the closing of the offering of the Notes.  The special cash dividend will be funded from the net proceeds of the Notes, as described below.

With the proceeds of the Notes (net of an initial purchasers’ discount), Clear Channel Worldwide intends to make loans in an aggregate amount equal to $2,167 million to its parent company, Clear Channel Outdoor, Inc. (“CCOI”).  CCOI will pay all other fees and expenses of the offering using cash on hand and, with the proceeds of the loans, make a special cash dividend to CCOH, which will in turn make the special cash dividend described above (in the same aggregate amount) to all holders of its Class A common stock and Class B common stock, including Clear Channel Holdings, Inc. (“Clear Channel Holdings”), a wholly-owned subsidiary of Clear Channel Communications, Inc., and CC Finco, LLC, a direct wholly-owned subsidiary of Clear Channel Holdings.  Clear Channel Communications, Inc. has advised CCOH that it will repay indebtedness under its senior secured credit facilities in an aggregate amount equal to the aggregate amount of dividend proceeds distributed to Clear Channel Holdings and CC Finco, LLC, or approximately $1,925 million.

A copy of CCOH’s press release announcing the pricing of the Notes and the declaration of a special dividend by CCOH’s board of directors is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The Notes and the related guarantees will be offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act.  The Notes and the related guarantees have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K and the statements contained in Exhibit 99.1 do not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

99.1
Press Release issued by Clear Channel Outdoor Holdings, Inc. on February 29, 2012 (Incorporated by reference to Exhibit 99.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on February 29, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: February 29, 2012	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1
Press Release issued by Clear Channel Outdoor Holdings, Inc. on February 29, 2012 (Incorporated by reference to Exhibit 99.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on February 29, 2012).